Exhibit 99.2

Contact:	FOR IMMEDIATE RELEASE
Carol Wallace
Pitney Bowes Inc.
203 351 6974
Carol.wallace@pb.com

Pitney Bowes Announces an Increase in the

Maximum Series Tender Cap for its 2016 Notes

And the Early Tender Results for its

Previously Announced Cash Tender Offers for Notes

STAMFORD, Conn.– (BUSINESS WIRE) – March 12, 2013 – Pitney Bowes Inc. (NYSE:PBI) (the “Company,” “us” or “Pitney Bowes”) today announced the early tender results as of 5:00 p.m. (New York City time) on March 11, 2013 (the “Early Tender Time”) for its previously announced cash tender offers (the “Offers”) for its 4.875% Medium-Term Notes due 2014 (the “2014 Notes”), 5.000% Notes due 2015 (the “2015 Notes”) and 4.750% Medium-Term Notes due 2016 (the “2016 Notes” and, together with the 2014 Notes and the 2015 Notes, the “Notes”).

The Offers are being made pursuant to an Offer to Purchase, dated February 26, 2013 (the “Offer to Purchase”) and related Letter of Transmittal, dated February 26, 2013 (the “Letter of Transmittal”), which set forth a description of the terms and conditions of the Offers.

As of the Early Tender Time, $148,446,000 principal amount of the 2014 Notes, $124,496,000 principal amount of the 2015 Notes and $128,814,000 principal amount of the 2016 Notes, or a total of $401,756,000 principal amount of all Notes, were validly tendered and not validly withdrawn in the Offers.

Additionally, the “Maximum Series Tender Cap” for the Company’s Offer for its 2016 Notes is being increased from $75,000,000 to $130,000,000. All other terms of the Offers, as previously announced, remain unchanged.

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Subject to the terms and conditions of the Offers, the Company expects that it will accept for purchase all of the Notes validly tendered and not validly withdrawn at or prior to the Early Tender Time. Pursuant to the terms of the Offers, holders of additional Notes may tender additional Notes at or prior to 11:59 p.m. (New York City time) on March 25, 2013, unless any one or more of the Offers for the Notes are extended or earlier terminated by the Company in its sole discretion (the date and time, as the same may be extended or earlier terminated with respect to any one or more of the Offers, the “Expiration Time”).

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Holders of the Notes who validly tendered and did not validly withdraw the Notes at or prior to the Early Tender Time and whose Notes are purchased pursuant to the Offers will receive the “Total Consideration” (listed in the table below), which includes an early tender payment of $30 per $1,000 principal amount of Notes accepted for purchase (the “Early Tender Premium”). Holders of the Notes who validly tender after the Early Tender Time but at or prior to the Expiration Time and whose Notes are purchased pursuant to the Offers subject to proration as provided in the Offer to Purchase, as applicable, will receive the “Tender Offer Consideration” (listed in the table below) which is equal to the Total Consideration minus the Early Tender Premium. In addition, in each case holders will receive accrued and unpaid interest on their Notes up to, but excluding, the applicable settlement date.

Title of Security/ CUSIP No.	Outstanding Principal Amount	Maximum Series Tender Cap	Reference U.S. Treasury Security	Reference Yield	Fixed Spread (Basis Points)	Tender Offer Consideration	Early Tender Premium(1)	Total Consideration
4.875% Medium-Term Notes due 2014 (CUSIP No. 72447WAU3)	$450,000,000	$200,000,000	0.250% due January 31, 2015	0.252%	40	$1,029.80	$30	$1,059.80

5.000% Notes due 2015 (CUSIP No. 724479AG5)	$400,000,000	$140,000,000	0.250% due January 31, 2015	0.252%	125	$1,038.95	$30	$1,068.95

4.750% Medium-Term Notes due 2016 (CUSIP No. 72447XAA5)	$500,000,000	$130,000,000	0.375% due February 15, 2016	0.402%	200	$1,034.09	$30	$1,064.09

(1) Per $1,000 principal amount of Notes.

The settlement for the Notes accepted by the Company in connection with the Early Tender Time is currently expected to take place today on March 12, 2013 (the “Early Settlement Date”). The Notes tendered pursuant to the Offers may no longer be withdrawn, unless otherwise required by law.

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Each of the Offers will expire at the Expiration Time. Each Offer is being made independent of each other Offer. No Offer is conditioned on any of the other Offers or upon any minimum principal amount of the Notes of any series being tendered. The Company may extend or otherwise amend the Expiration Time, or increase or decrease the Maximum Series Tender Caps, with respect to any or all of the Offers, without reinstating the withdrawal rights of Holders, with respect to one or more of the Offers, unless required by law (as determined by the Company in its sole discretion).

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The Company’s obligation to accept for purchase, and to pay for, any Notes validly tendered pursuant to the Offers is subject to and conditioned upon the satisfaction of, or the Company’s waiver of, the conditions described in the Offer to Purchase.

This press release is neither an offer to purchase nor a solicitation of an offer to sell securities. No offer, solicitation, purchase or sale will be made in any jurisdiction in which such offer, solicitation, or sale would be unlawful. The Offers are being made solely pursuant to terms and conditions set forth in the Offer to Purchase and the Letter of Transmittal.

Goldman, Sachs, & Co. (“Goldman Sachs”) and J.P. Morgan Securities LLC (“J.P. Morgan”) are serving as Joint Dealer Managers for the Offers. Questions regarding the Offers may be directed to Goldman Sachs at 800-828-3182 (toll free) or 212-357-6436 (collect), or to J.P. Morgan at 866-834-4666 (toll free) or 212-834-2494 (collect). Requests for the Offer to Purchase or the Letter of Transmittal or the documents incorporated by reference therein may be directed to Global Bondholder Services Corporation, which is acting as Tender and Information Agent for the Offers, at the following telephone numbers: banks and brokers, 212-430-3774; all others toll free at 866-470-4200.

About Pitney Bowes

Pitney Bowes provides technology solutions for small, mid-size and large firms that help them connect with customers to build loyalty and grow revenue. The company’s solutions for financial services, insurance, healthcare, telecommunications, legal, public sector and retail organizations are delivered on open platforms to best organize, analyze and apply both public and proprietary data to two-way customer communications. Pitney Bowes is the only firm that includes direct mail, transactional mail, call centers and in-store technologies in its solution mix along with digital channels such as the Web, email, live chat and mobile applications. Pitney Bowes has approximately USD$5 billion in annual revenues and 27,000 employees worldwide. Pitney Bowes: Every connection is a new opportunity™. www.pb.com.

Forward-Looking Statements

This press release contains “forward-looking statements” about our expected or potential future business and financial performance. For us forward-looking statements include, but are not limited to, statements about our future revenue and earnings guidance and other statements about future events or conditions. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that could cause actual results to differ materially from those projected. These risks and uncertainties include, but are not limited to: mail volumes; the uncertain economic environment; timely development, market acceptance and regulatory approvals, if needed, of new products; fluctuations in customer demand; changes in postal regulations; interrupted use of key information systems; management of outsourcing arrangements; foreign currency exchange rates; changes in our credit ratings; management of credit risk; changes in interest rates; the financial health of national posts; and other factors beyond our control as more fully outlined in the Company’s 2012 Form 10-K Annual Report and other reports filed with the Securities and Exchange Commission. Pitney Bowes assumes no obligation to update any forward-looking statements contained in this document as a result of new information, events or developments.

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